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EXHIBIT 10.21

        Agreement for Business Consulting between Ingen Technologies & Ed Whelan


                            INGEN TECHNOLOGIES, INC.

                          BUSINESS CONSULTING AGREEMENT

AGREEMENT, made and entered into October 15, 2004, by and between Edward T. Whelan, Individually of Grace Holdings, Inc. a Maryland Corporation with offices located at 135 First Street, Keyport NJ 07735 ("Grace and Whelan"), and Ingen Technologies, Inc., a Georgia Corporation with offices located at 285 E. County Line Road, Calimesa, CA 92320 ("CRTZ").

                              W I T N E S S E T H:

         WHEREAS, Grace and Whelan provide consultation and advisory services relating to business management and marketing; and

         WHEREAS, CRTZ desires to utilize the services of Whelan and Grace in connection with its operations.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Whelan/Grace and CRTZ hereby agree as follows:

1. CONSULTING SERVICES. Effective as of October 15, 2004, by and subject to the terms and conditions herein contained, Grace and Whelan shall provide business management, marketing consultation and advisory services to CRTZ. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as Whelan and Grace shall deem necessary or appropriate for CRTZ's business.

2. PAYMENT. In consideration for the services of Grace and Whelan to be provided CRTZ shall issue to 1,000,000 restricted CRTZ shares. The shares are to be issued in the name and amounts as described in Exhibit-A and made a part of this Agreement. Please have all the certificates delivered to 135 First Street, Keyport NJ 07735. CRTZ shall in respect to each month during the term of this agreement issue a number of restricted shares determined by dividing $6,000 by the product of 80% and the average low price for CRTZ common stock during such month. CRTZ shall also issue to Grace or its designee five-year options to purchase an equivalent number of shares of our common stock at a price of 120% of the average low price per share.

3. EXPENSES. CRTZ shall reimburse Whelan for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of CRTZ pursuant to this Agreement. Whelan and Grace shall provide receipts and vouchers to CRTZ for all expenses for which reimbursement is claimed.


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4. INVOICES. All pre-approved invoices for services provided to CRTZ and expenses incurred by Whelan and Grace in connection therewith shall be payable in full within fifteen (15) days of the date of such invoice. Payment of invoices shall be wire to Grace Holdings, Inc. Account: 9489495934 -- ABA:
021200339 Fleet Bank, 1300 Highway 36, Hazlet, NJ 07730, 732-264-8152 or made by check made payable to Grace Holdings, Inc. and mailed to 135 First Street, Keyport NJ 07735 within the allotted ten (10) days.

5. PERSONNEL. Whelan and Grace shall be an independent contractor and no personnel utilized by Whelan and Grace in providing services hereunder shall be deemed an employee of CRTZ. Moreover, neither Whelan nor Grace nor any other such person shall be empowered hereunder to act on behalf of CRTZ. Whelan and Grace shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of CRTZ, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. TERM AND TERMINATION. This Agreement shall be effective from October 15, 2004, and shall continue in effect for a period of 12 months thereafter. This Agreement may be renewed for a provisional six-month period thereafter, upon mutual agreement of the parties.

7. NON-ASSIGNABILITY. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

8. CONFIDENTIALITY. Neither Whelan nor Grace nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of CRTZ with respect to CRTZ's business or finances that was obtained in the course of performing services provided for herein.

9. LIMITED LIABILITY. Neither Whelan and Grace nor any of its consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to CRTZ that may arise out of or in connection with any services performed by Whelan and Grace hereunder.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

11. NOTICE. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.


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12. NO OTHER AGREEMENTS. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

This Agreement may be executed in counterparts, each of who shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


IN WITNESS WHEREOF, CRTZ, WHELAN AND CRTZ HAVE DULLY EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


INGEN TECHNOLOGIES, INC.


/S/ SCOTT SAND
---------------------------------
SCOTT SAND, CEO & CHAIRMAN


/S/ EDWARD T. WHELAN
---------------------------------
BY:  EDWARD T. WHELAN, PERSONALLY



GRACE HOLDINGS, INC.


/S/ EDWARD T. WHELAN
---------------------------------
BY:  EDWARD T. WHELAN, PRESIDENT


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                                        EXHIBIT-A

          52-2226020                                        500,000
          Grace Holdings, Inc.
          Harbor View Unit 2-F
          135 First Street, Unit 2-F
          Keyport, NJ 07735

          52-6993865                                        250,000
          Atlantic Investment Trust
          Richard H. Tanenbaum, Esq., Trustee
          7315 Wisconsin Avenue, Suite 775 N
          Bethesda, Maryland 20814

          ###-##-####                                       250,000
          Ms. Caroline Holdridge
          3940 Becket Street
          Colorado Springs, CO 80906
                                                       -------------
                                                          1,000,000
                                                       =============


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